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                                                                      EXHIBIT 23




INDEPENDENT AUDITORS' CONSENT


Applied Industrial Technologies, Inc.

We consent to the incorporation by reference in Registration Statement Nos. 33-43506, 33-53401, 33-60687, 33-65509, 33-65513, and 333-83809 of Applied
Industrial Technologies, Inc. on Form S-8 of our reports dated August 5, 1999 appearing in and incorporated by reference in this Annual Report on Form 10-K of Applied Industrial Technologies, Inc. for the year ended June 30, 1999.



/s/Deloitte & Touche LLP



Cleveland, Ohio
September 17, 1999